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                                                                      Exhibit 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Newmont Mining Corporation's previously filed S-8 Registration Statement No. 33-49872, S-8 Registration Statement No 3353267, S-3 Registration Statement No. 33-54249, S-8 Registration Statement No. 33-62469, S-8 Registration Statement No. 333-04161, S-4 Registration Statement No. 333-19335, Post Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-19335-01, S-3 Registration Statement No. 333-59141, S-8 Registration Statement No. 333-64795, S-8 Registration Statement No. 333-69147, S-8 Registration Statement No. 333-69145, S-8 Registration Statement No. 333-75993, S-3 Registration Statement No. 333-82671, S-4 Registration Statement No. 333-92029 and S-3 Registration Statement No.333-82671-01.


/s/ Arthur Andersen
Denver, Colorado,
  March 28, 2000.